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                               [GRAPHIC OMITTED]

                               OFFER TO EXCHANGE
                       SHARES OF ITS CLASS A COMMON STOCK
                             FOR ANY AND ALL OF ITS
                          REDEEMABLE CLASS B WARRANTS

To Our Clients:

       Enclosed for your consideration are an Offering Circular dated October 4, 1996 (the "Offering Circular "), and Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by Multi-Market Radio, Inc. ("MMR") to exchange one share of its Class A Common Stock, par value $.01 per share (the "MMR Class A Shares"), for five (5) of its Class B Warrants (the "MMR Class B Warrants"). Each MMR Class B Warrant entitles the holder thereof to purchase one MMR Class A Share for $11.50 until March 22, 1999. As of October 1, 1996, there were 1,840,000 MMR Class B Warrants outstanding. Consummation of the Exchange Offer is subject to a number of customary conditions described in the Prospectus, any or all of which may be waived by MMR.

       Subject to the terms and conditions of the Exchange Offer, MMR will accept all MMR Class B Warrants that are validly tendered prior to 5:00 P.M., New York City time, on the Expiration Date (as defined below), and will issue MMR Class A Shares promptly after the Expiration Date provided, however, that only cash in lieu of fractional shares of MMR Class A Shares will be issued in the Exchange Offer.

       This material is being forwarded to you as the beneficial owner of MMR Class B Warrants carried by us for your account but not registered in your name. A tender of such MMR Class B Warrants may only be made by us as the holder of record and pursuant to your instructions.

       Accordingly, we request instructions as to whether you would like us to tender any or all such MMR Class B Warrants held by us for your account, pursuant to the terms and conditions set forth in the Offering Circular and Letter of Transmittal. However, we urge you to read these documents carefully before instructing us to tender any or all of your MMR Class B Warrants on your behalf.

       Your instructions to us should be forwarded as promptly as possible in order to permit us to tender your MMR Class B Warrants on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 P.M., New York City time, on November 6, 1996, unless the Exchange Offer is extended by MMR (the "Expiration Date"). Tenders of MMR Class B Warrants may be withdrawn at any time prior to 5:00 P.M., New York City time, on the Expiration Date.

       If you would like us to tender any or all of your MMR Class B Warrants on your behalf, please so instruct us by completing, executing, detaching and returning to us the attached instruction form. The accompanying Letter of Transmittal are furnished to you for your information only and may not be used by you to tender MMR Class B Warrants.








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                                  INSTRUCTIONS

       The undersigned acknowledge(s) receipt of your letter, the Offering Circular describing the Exchange Offer by Multi-Market Radio, Inc. to acquire all of its outstanding MMR Class B Warrants and the related Letter of Transmittal.

       This will instruct you whether to tender the number of MMR Class B Warrants indicated in the appropriate space below held by you for the account of the undersigned, pursuant to the terms and conditions set forth in the Offering Circular and Letter of Transmittal.

             [ ]  Please TENDER ___________ MMR Class B Warrants held by you for my account on the appropriate Letter of Transmittal.

             [ ] Please DO NOT TENDER any Class B Warrants held by you for my account.

DATE:  _____________________

                                       ------------------------------
                                       Signature:


                                       ------------------------------
                                       Name:

       UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL YOUR MMR CLASS B WARRANTS PURSUANT TO THE TERMS AND CONDITIONS SET FORTH IN THE OFFERING CIRCULAR AND THE LETTER OF TRANSMITTAL.

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